55 Technology Way                                     Telephone: 401 392-1000
West Greenwich, Rhode Island  02817                   Fax: 401 392-1234
USA                                                   Website: WWW.GTECH.COM

For Immediate Release                                 Contact: Robert K. Vincent
December 16, 2003                                              Public Affairs
                                                               GTECH Corporation
                                                               401-392-7452

                      GTECH ANNOUNCES THIRD QUARTER RESULTS
                      -------------------------------------
             Company Offers Preliminary Outlook for Fiscal Year 2005
             -------------------------------------------------------

WEST GREENWICH, RI - (December 16, 2003) - GTECH Holdings Corporation (NYSE:GTK) today announced third quarter earnings for fiscal year 2004 ended November 22, 2003.

"GTECH's third quarter results reflect continued strength in the core business, with service revenues up by a healthy 11 percent," said GTECH President and CEO
W. Bruce Turner.

"A substantial amount of that growth was driven by stronger same store sales and new customers in the core business," continued Mr. Turner. "In fact, same store lottery sales, on a global basis, have grown by approximately five percent or more every quarter for the last six consecutive quarters. Our recent PolCard and Interlott acquisitions also played a part, contributing a total of $11 million of service revenues in the quarter."

Commenting on the quarter, GTECH Senior Vice President and Chief Financial Officer Jaymin B. Patel said, "We are pleased with the continued improvement in the underlying performance of the business, particularly with the substantial increase in service revenues and the continued improvements in profit margins."
 "At this stage of the planning process, we are pleased that the outlook for fiscal 2005 is shaping up well, giving us confidence that 2005 will be another solid year in terms of revenue growth, profitability, and value creation for our shareholders," continued Mr. Patel.

Operating Results
-----------------
Revenues for the third quarter of fiscal 2004 totaled $254.9 million, comparable to revenues of $256.5 million in the third quarter of fiscal 2003. Net income was $45.9 million, or $0.69 per diluted share, up 39.7% over net income of $32.8 million, or $0.57 per diluted share, for the same period last year. Net income for the fiscal 2004 third quarter includes a one-time, after-tax, non-cash gain of $3.3 million, or $0.05 per diluted share, associated with the consolidation of the partnership that owns the Company's corporate headquarters in West Greenwich, Rhode Island.

Revenues for the first nine months of fiscal 2004 were $771.8 million, up 8.9% over revenues of $708.8 million in the first nine months of fiscal 2003. Net income was $135.4 million, or $2.12 per diluted share, up 35.3% over net income of $100.1 million, or $1.71 per diluted share, for the same period last year.

Cash Flow and Investments
-------------------------
During the first nine months of fiscal 2004, GTECH generated $309.9 million of cash from operations which, along with cash on hand, was used to fund investing activities totaling $328.2 million, including the acquisitions of PolCard and Interlott. In addition, during the most recent quarter, the Company issued $250 million of 4.75% Senior Notes. At the end of the fiscal 2004 third quarter, the Company had no borrowings under its credit facility.

During the fiscal 2004 third quarter, GTECH paid its second quarterly cash dividend of $0.17 per share, for a total of $10.0 million.

Financial Outlook
-----------------
The Company also updated guidance for the fiscal year ending February 28, 2004.

The Company expects service revenue growth in the range of 8% to 9%. The Company expects product sales to be in the range of $105 million to $110 million.

The Company expects service margins to be in the range of 41% to 43%, and product margins in the range of 33% to 35%.

Based on the current outlook, GTECH expects earnings per share for fiscal 2004 to be in the range of $2.75 to $2.80 on a fully diluted basis, including $0.05 per diluted share, associated with the $3.3 million after tax non-cash gain from the consolidation of the partnership that owns the Company's corporate headquarters in West Greenwich, Rhode Island.

Earnings per diluted share for the fourth quarter are expected to be in the range of $0.63 to $0.68.

For fiscal 2005, ending February 26, 2005, the Company expects total revenue growth of approximately 20% to 21%, including contributions from PolCard, Interlott, and Spielo. The Company expects service revenue growth in the range of 7% to 8%, reflecting a 4% to 6% increase in same store sales, net contract wins, and the impact of acquisitions, offset by a number of factors, including contractual rate changes and fluctuations in foreign exchange rates against the U.S. Dollar.

The Company expects product sales in the range of $230 million to $250 million, including approximately $70 million to $80 million from acquisitions.

The Company expects to maintain service margins in the range of 41% to 43% and expects product margins in the range of 36% to 38%.

Based upon a diluted share estimate of 67.4 million, the Company believes that earnings per share will be in the range of $2.95 to $3.05 for fiscal 2005.

Third Quarter Highlights
------------------------
In the third quarter of fiscal 2004, GTECH continued to strengthen its market leadership in the core lottery market. The Company was awarded a seven-year integrated services contract with the Tennessee Lottery to provide an online lottery system, terminals, and a telecommunications network. GTECH was also awarded a six-year contract to provide a new online and instant ticket lottery system, terminals, and a telecommunications network for the Florida Lottery. Both wins were the result of public, competitive procurements.

Additionally, GTECH signed a 12-year contract extension to provide online lottery products and services to SAZKA, a.s., the operator of lottery and betting games in the Czech Republic, and extended its relationship with lottery customers in Denmark and Portugal.

In addition, GTECH advanced its position in the video lottery industry when the Company announced its intention to acquire Spielo, a leading video lottery solutions provider. It is expected that this acquisition will be completed in the second quarter of GTECH's fiscal year 2005.
"In the third quarter alone, we won five contracts," said Mr. Turner. "There were two new contracts, in Tennessee and Florida, and contract extensions in Denmark, the Czech Republic, and Portugal. We expect that these contracts will result in more than $500 million in aggregate revenue to the Company over the respective contract terms.

It is also clear that our technology investments have had a major impact on our competitiveness and success in winning new lottery contracts," continued Mr. Turner. "In four of our last five procurements, GTECH received the highest technical scores of any vendor."

Other Business Developments
---------------------------
In the third quarter, GTECH successfully completed the acquisition of Interlott Technologies, Inc., a leading provider of instant ticket vending machines (ITVMs) for the lottery industry worldwide.

After the close of the quarter, GTECH signed a 10-year contract to provide online, instant, and passive lottery technology and management services in Sri Lanka, which the Company expects will contribute over $100 million in revenue over the contract's term.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the lottery industry; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.

                                       ooo

GTECH, a leading global information technology company with $1 billion in revenues and approximately 4,900 people in 43 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.
                                      -000-



Consolidated statement of operations to follow:

CONSOLIDATED INCOME STATEMENTS
GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                                                            (Unaudited)
                                                         Three Months Ended
                                                      --------------------------
                                                     November 22,   November 23,
                                                        2003           2002
                                                     ------------   ------------
                                                        (Dollars in thousands,
                                                       except per share amounts)
Revenues:
  Services                                            $ 231,225    $ 207,784
  Sales of products                                      23,697       48,682
                                                      ---------    ---------
                                                        254,922      256,466
Costs and expenses:
  Costs of services                                     131,991      129,122
  Costs of sales                                         13,094       39,070
                                                      ---------    ---------
                                                        145,085      168,192
                                                      ---------    ---------

Gross profit                                            109,837       88,274

Selling, general and administrative                      28,167       24,358
Research and development                                 12,926       10,903
                                                      ---------    ---------
  Operating expenses                                     41,093       35,261
                                                      ---------    ---------

Operating income                                         68,744       53,013

Other income (expense):
  Interest income                                         1,494        1,028
  Equity in earnings of unconsolidated affiliates         1,500        1,406
  Other income*                                           4,052          234
  Interest expense                                       (2,986)      (2,728)
                                                      ---------    ---------
                                                          4,060          (60)
                                                      ---------    ---------

Income before income taxes                               72,804       52,953

Income taxes                                             26,937       20,122
                                                      ---------    ---------
Net income                                            $  45,867    $  32,831
                                                      =========    =========
Basic earnings per share                              $    0.78    $    0.58
                                                      =========    =========
Diluted earnings per share                            $    0.69    $    0.57
                                                      =========    =========
Weighted average shares outstanding - basic              58,820       56,981
                                                      =========    =========
Weighted average shares outstanding - diluted            66,927       58,062
                                                      =========    =========
Dividends per share - common stock                    $    0.17    $       -
                                                      =========    =========

 * in the three months ended November 22, 2003, Other Income includes a $5.3 million non-cash gain relating to the consolidation of the partnership that owns the Company's corporate headquarters in West Greenwich, Rhode Island.

CONSOLIDATED INCOME STATEMENTS
GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                                                            (Unaudited)
                                                         Nine Months Ended
                                                     ---------------------------
                                                     November 22,   November 23,
                                                        2003            2002
                                                     ------------   ------------
                                                        (Dollars in thousands,
                                                       except per share amounts)
Revenues:
  Services                                               $ 692,782    $ 643,119
  Sales of products                                         78,972       65,717
                                                         ---------    ---------
                                                           771,754      708,836
Costs and expenses:
  Costs of services                                        391,593      402,999
  Costs of sales                                            50,533       49,426
                                                         ---------    ---------
                                                           442,126      452,425
                                                         ---------    ---------

Gross profit                                               329,628      256,411

Selling, general and administrative                         79,498       70,168
Research and development                                    41,422       24,575
                                                         ---------    ---------
  Operating expenses                                       120,920       94,743
                                                         ---------    ---------

Operating income                                           208,708      161,668

Other income (expense):
  Interest income                                            3,703        2,847
  Equity in earnings of unconsolidated affiliates            6,120        3,363
  Other income*                                              3,337        1,912
  Interest expense                                          (6,997)      (8,371)
                                                         ---------    ---------
                                                             6,163         (249)
                                                         ---------    ---------

Income before income taxes                                 214,871      161,419

Income taxes                                                79,502       61,340
                                                         ---------    ---------

Net income                                               $ 135,369    $ 100,079
                                                         =========    =========
Basic earnings per share                                 $    2.34    $    1.75
                                                         =========    =========
Diluted earnings per share                               $    2.12    $    1.71
                                                         =========    =========
Weighted average shares outstanding - basic                 57,882       57,252
                                                         =========    =========
Weighted average shares outstanding - diluted               64,356       58,529
                                                         =========    =========
Dividends per share - common stock                       $    0.34    $       -
                                                         =========    =========

 * in the nine months ended November 22, 2003, Other Income includes a $5.3 million non-cash gain relating to the consolidation of the partnership that owns the Company's corporate headquarters in West Greenwich, Rhode Island.

CONSOLIDATED BALANCE SHEETS
GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                                                                                           (Unaudited)
                                                                                           November 22,  February 22,
                                                                                              2003           2003
                                                                                              -----          ----
ASSETS                                                                                     (Dollars in thousands)
CURRENT ASSETS:
 Cash and cash equivalents                                                               $   320,536    $   116,174
 Trade accounts receivable, net                                                              122,718        107,666
 Sales-type lease receivables                                                                  7,288          4,400
 Inventories                                                                                  58,852         72,287
 Deferred income taxes                                                                        29,410         29,410
 Other current assets                                                                         27,202         18,660
                                                                                         -----------    -----------
                TOTAL CURRENT ASSETS                                                         566,006        348,597

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net                               561,930        410,911

GOODWILL, net                                                                                188,809        115,498

OTHER ASSETS                                                                                 169,232         79,189
                                                                                         -----------    -----------
                TOTAL ASSETS                                                             $ 1,485,977    $   954,195
                                                                                         ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                                        $    74,171    $    74,042
 Accrued expenses                                                                             52,903         51,200
 Employee compensation                                                                        32,170         37,494
 Advance payments from customers                                                              95,856         52,442
 Deferred revenue and advance billings                                                        10,075         17,264
 Income taxes payable                                                                         56,072         54,043
 Taxes other than income taxes                                                                28,017         16,020
 Short term borrowings                                                                         2,379          2,616
 Current portion of long-term debt                                                             9,012          6,992
                                                                                         -----------    -----------
                TOTAL CURRENT LIABILITIES                                                    360,655        312,113

LONG-TERM DEBT, less current portion                                                         557,912        287,088

OTHER LIABILITIES                                                                             51,716         39,428

COMMITMENTS AND CONTINGENCIES                                                                    -              -

SHAREHOLDERS' EQUITY:
 Preferred Stock, par value $.01 per share - 20,000,000 shares authorized, none issued           -              -
 Common Stock, par value $.01 per share - 150,000,000 shares authorized,
  92,296,404 and 92,296,404 shares issued; 59,065,006 and 56,638,331 shares
  outstanding at November 22, 2003 and February 22, 2003, respectively                           923            923
 Additional paid-in capital                                                                  267,759        235,266
 Accumulated other comprehensive loss                                                        (78,937)       (95,488)
 Retained earnings                                                                           801,204        684,653
                                                                                         -----------    -----------
                                                                                             990,949        825,354
Less cost of 33,231,398 and 35,658,073 shares in treasury at
  November 22, 2003 and February 22, 2003, respectively                                     (475,255)      (509,788)
                                                                                         -----------    -----------
                                                                                             515,694        315,566
                                                                                         -----------    -----------
                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $ 1,485,977    $   954,195
                                                                                         ===========    ===========

CONSOLIDATED STATEMENTS OF CASH FLOWS
GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                                                                                    (Unaudited)
                                                                                 Nine Months Ended
                                                                             November 22,  November 23,
                                                                                2003           2002
                                                                                -----          ----
                                                                               (Dollars in thousands)
NOPERATING ACTIVITIES
et income                                                                     $ 135,369    $ 100,079
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation                                                                    81,449      101,858
  Intangibles amortization                                                         2,908        4,051
  Tax benefit related to stock award plans                                        11,871        7,299
  Non-cash gain from consolidation of West Greenwich Technology
   Associates, L.P.                                                               (5,292)         -
  Termination of interest rate swaps                                                 -         11,357
  Deferred income taxes provision                                                    -          1,130
  Equity in earnings of unconsolidated affiliates, net of dividends received        (263)         559
  Other                                                                            6,943        5,351
  Changes in operating assets and liabilities:
  Trade accounts receivable                                                        2,358       11,723
  Inventories                                                                     22,879       14,944
  Advance payments from customers                                                 43,414        5,211
  Other assets and liabilities                                                     8,300       17,402
                                                                               ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                        309,936      280,964

INVESTING ACTIVITIES
Purchases of systems, equipment and other assets relating to contracts          (211,867)    (131,221)
Acquisitions (net of cash acquired)                                              (74,174)         -
Refundable performance deposit                                                   (20,000)         -
License fee                                                                      (12,500)         -
Other                                                                             (9,691)      (1,350)
                                                                               ---------    ---------
NET CASH USED FOR INVESTING ACTIVITIES                                          (328,232)    (132,571)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                                     252,527          -
Principal payments on long-term debt                                             (31,688)     (46,408)
Proceeds from stock options                                                       22,068       15,842
Dividends paid                                                                   (19,928)         -
Purchases of treasury stock                                                          -        (57,424)
Tender premiums and fees                                                             -         (3,434)
Other                                                                             (3,583)       2,926
                                                                               ---------    ---------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                             219,396      (88,498)

Effect of exchange rate changes on cash                                            3,262        2,519
                                                                               ---------    ---------
INCREASE IN CASH AND CASH  EQUIVALENTS                                           204,362       62,414

Cash and cash equivalents at beginning of period                                 116,174       35,095
                                                                               ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $ 320,536    $  97,509
                                                                               =========    =========